KMC TELECOM HOLDINGS, INC.

                           CERTIFICATE OF THE POWERS,
                   DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
                SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK,
                            PAR VALUE $.0l PER SHARE

                     Pursuant to Sections 141 and 151 of the
                General Corporation Law of the State of Delaware

                  As contemplated by Section 141 of the General Corporation Law of the State of Delaware (the "DGCL"), the following resolution was duly adopted by the Board of Directors of KMC Telecom Holdings, Inc., a Delaware corporation (the "Corporation"), by unanimous written consent, dated April 30, 1999;

                  WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of preferred stock, par value $.01 per share, of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the DGCL;

                  WHEREAS, the Board of Directors of the Corporation, pursuant to its authority under Section 151 of the DGCL, desires to authorize and fix the terms of its Series D Cumulative Convertible Preferred Stock; and

                  WHEREAS, the Board of Directors of the Corporation has determined that such Series D Cumulative Convertible Preferred Stock shall constitute "Parity Preferred Stock" within the meaning of the Certificates of the Powers, Designations, Preferences and Rights of the Corporation's Series A Cumulative Convertible Preferred Stock, Series B Cumulative Convertible Preferred Stock and Series C Preferred Stock;

                  NOW, THEREFORE, BE IT RESOLVED:

                  1. Designation and Number of Shares. There shall be hereby established a series of preferred stock designated as "Series D Cumulative Convertible Preferred Stock" (such Series being hereinafter referred to as the "Series D Preferred Stock"). The authorized number of shares of Series D Preferred Stock shall be 25,000. The liquidation preference of the Series D Preferred Stock shall be $100 per share (the "Liquidation Preference").

                  2. Rank. The Series D Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up, and dissolution of the Corporation, rank (i) senior to the Common Stock, par value $.0l per share, of the Corporation (the "Common Stock"); (ii) on a parity with
(A) each class or series of Capital Stock, other than the Common Stock and the Senior Preferred Stock, and (B) the Parity Preferred Stock; and (iii) junior to the Senior Preferred Stock (the Common Stock and the classes and series of Capital Stock described in clause (ii) of this Section are collectively referred to as the "Junior Stock"). The Series D Preferred Stock shall also, with respect to any redemption or repurchase by the Corporation of its Capital Stock, rank junior with respect to the Senior Preferred Stock, except as provided in Section 3 of the Shareholders Agreement.

                  3.       Dividends.

                  (a) Beginning on the date of issuance of the Series D Preferred Stock, the holders of the outstanding shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cash dividends on each share of Series D Preferred Stock at an annual rate equal to 7.0% of the Liquidation Preference, payable quarterly in arrears on the applicable Dividend Payment Date or the next succeeding Business Day, if the applicable Dividend Payment Date is not a Business Day. Notwithstanding the foregoing, the dividend payable on each share of Series D Preferred Stock with respect to the Initial Dividend Period shall be equal to (i) 7.0% of the Liquidation Preference multiplied by (ii) a fraction equal to (A) the number of days from (and including) the Series D Preferred Stock Issue Date to (but

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

excluding) the Dividend Payment Date with respect to the Initial Dividend Period divided by (B) 365. All dividends shall be cumulative, whether or not earned or declared, from the date of issuance of the Series D Preferred Stock and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the date of issuance of the Series D Preferred Stock. If any dividend (or portion thereof) payable on any Dividend Payment Date is not declared or paid in full on such Dividend Payment Date, the amount of such dividend payable that is not paid on such date shall increase at the rate of 7.0% per annum (compounded quarterly on each subsequent Dividend Payment
Date) from such Dividend Payment Date until paid in full. Each distribution on the Series D Preferred Stock shall be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not less than ten (10) nor more than sixty (60) days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation.

                  (b) All accumulated and unpaid dividends on the Series D Preferred Stock shall be paid by the Corporation upon the occurrence of a Realization Event, without reference to any regular Dividend Payment Date, to holders of record on such date. The Corporation shall send by first class, postage prepaid mail a notice of the Realization Event to all holders of Series D Preferred Stock that are entitled to receive such dividends. In the case of a Realization Event which is an initial public offering, if any such holder gives written notice to the Corporation that such holder wishes to receive such accumulated unpaid dividends in the form of shares of Common Stock in lieu of cash, the Corporation, in lieu of a cash payment, shall issue to such holder on such Dividend Payment Date, a number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate accumulated and unpaid dividends on the shares of Series D Preferred Stock held by such holder by (y) the price at which shares of Common Stock are sold in such offering (before deduction of underwriting discounts and expenses of sale).

                  (c) All dividends paid with respect to shares of Series D Preferred Stock pursuant to Section 3(a) shall be paid pro rata and in like manner to all of the holders entitled thereto.

                  (d) Except as otherwise provided in paragraph (b) above, nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors of the Corporation to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Series D Preferred Stock at any time, nor to permit the Board of Directors of the Corporation to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Series D Preferred Stock prior to the payment of any dividends accrued on shares of the Senior Preferred Stock.

                  (e) Whenever the provisions hereof require that the amount of dividends with respect to the Series D Preferred Stock be determined for less than a full quarterly period ending on a Dividend Payment Date, the amount of dividends for such period shall be equal to 7.0% of the Liquidation Preference multiplied by a fraction equal to (i) the number of days from (and including) the most recent Dividend Payment Date to (but excluding) the last day of the period in respect of which such determination is being made divided by (ii) 365.

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

                  4.       Liquidation Preference.

                  (a) In the event of any voluntary or involuntary  liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Parity Preferred Stock (including the Series D Preferred Stock) then outstanding shall be entitled to be paid for each share held thereby, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the Liquidation Preference plus an amount in cash equal to all accumulated and unpaid dividends thereon (calculated pursuant to Paragraph 3(a)) to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock, but after all liquidation payments have been made to the holders of all shares of Senior Preferred Stock. Except as provided in the preceding sentence, holders of the Parity Preferred Stock (including the Series D Preferred Stock) shall not be entitled to any distribution in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the foregoing liquidation payments payable to the holders of outstanding shares of the Parity Preferred Stock (including the Series D Preferred Stock), then the holders of all shares of Parity Preferred Stock (including the Series D Preferred Stock) shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Parity Preferred Stock (including the Series D Preferred Stock) are entitled were paid in full. If all of the foregoing liquidation payments with respect to any share of Series D Preferred Stock have been made, such share may not be converted into Common Stock pursuant to Section 5.

                  (b) For the purposes of this Section 4, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stocks, securities or other consideration) of all or substantially all or part of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the affairs of the Corporation (unless such sale, conveyance, exchange or transfer is in connection with a liquidation, dissolution or winding-up of the affairs of the Corporation).

                  4A.      Conversion into Series C Preferred Stock

                  At any time prior to a Qualified Public Offering, each holder of Series D Preferred Stock shall have the right to convert all, but not less than all, of such holder's shares of Series D Preferred Stock (together with all accumulated unpaid dividends thereon to the date of conversion) into an equal number of shares of Series C Preferred Stock (together with all accumulated unpaid dividends thereon to the date of conversion). In order to convert shares of Series D Preferred Stock pursuant to this Section 4A the holder thereof shall surrender at the office of the Corporation the certificate or certificates therefor, duty endorsed to the Corporation in blank, and give written notice to the Corporation that such holder elects to convert such shares and shall state in writing therein the name or names (with addresses) in which such holder wishes the certificate or certificates of Series C Preferred Stock to be issued.

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

Shares of Series D Preferred Stock shall be deemed to have been converted on the date of surrender of such certificate or certificates as provided above, and the person or persons entitled to receive the shares of Series C Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Series C Preferred Stock on such date. As soon as practicable on or after such conversion date, the Corporation shall issue and deliver a certificate or certificates for the number of shares of Series C Preferred Stock issuable upon conversion.

                  5.       Conversion.

                  (a) Conversion Price. Shares of Series D Preferred Stock to be converted into shares of Common Stock shall be so converted at a conversion price (which price shall be adjusted to the nearest fourth decimal place as hereinafter provided and, as so adjusted, is hereinafter referred to as the "Conversion Price") equal to: (i) from the date of initial issuance of shares of Series D Preferred Stock to but excluding the 30-month anniversary of such issuance, $52.50 per share of Common Stock, with each share of Series D
Preferred Stock being valued at $100.00 for such purpose; provided, however, that if a Realization Event shall occur during such 30-month period the Conversion Price shall equal to a fraction, the numerator of which is (A) the consideration per share of Common Stock (on a Fully Diluted basis) received in connection with such Realization Event, and the denominator of which is (B) 1.30 raised to a number equal to the number of years (or fraction thereof) from the date of initial issuance of shares of Series D Preferred Stock until the date of such Realization Event, but in no case shall be greater than $52.50 per share of Common Stock nor less than $42.18 per share of Common Stock; and (ii) from and after the thirty month anniversary of the date of initial issuance of shares of Series D Preferred Stock (subject to paragraph (b) below), $42.18 per share of Common Stock, with each share of Series D Preferred Stock being valued at $100.00 for such purpose; provided, however, that in no event shall the Conversion Price be less than the par value, if any, of the Common Stock.

                  (b) Automatic Conversion Upon a Qualified Public Offering. Upon a Qualified Public Offering, each share of Series D Preferred Stock shall automatically convert, without any action on the part of the holder thereof, into shares of Common Stock at the Conversion Price in effect at such time, plus the right to receive an amount of cash equal to the accumulated unpaid dividends on such share of Series D Preferred Stock to and including such date (or the right to receive additional shares of Common Stock in lieu of cash dividends pursuant to Section 3(b)).

                  (c) Conversion at the Option of the Holder. At any time and from time to time prior to a Qualified Public Offering, each holder of Series D Preferred Stock shall have the right to convert such holder's shares of Series D Preferred Stock, in whole or in part, into shares of Common Stock at the Conversion Price in effect at such time, plus the right to receive an amount of cash equal to the accumulated unpaid dividends on the shares of Series D Preferred Stock so converted to and including the Conversion Date (as defined below); provided that, if such Conversion Date is prior to a Realization Event, the Corporation may, in lieu of making a payment in cash equal to such amount, deliver a number of shares of Common Stock equal to such amount divided by the Fair Market Value of one share of Common Stock. In order to convert shares of Series D Preferred Stock pursuant to this Section 5(c) the holder thereof shall

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

surrender at the office of the Corporation the certificate or certificates therefor, duly endorsed to the Corporation in blank, and give written notice to the Corporation that such holder elects to convert such shares and shall state in writing therein the name or names (with addresses) in which such holder wishes the certificate or certificates of Common Stock to be issued. Shares of Series D Preferred Stock shall be deemed to have been converted on the date of surrender of such certificate or certificates as provided above (the "Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. As soon as practicable on or after the Conversion Date, the Corporation shall issue and deliver a certificate or certificates for the number of shares of Common Stock issuable upon conversion.

                  (d) Fractional Shares, Partial Conversion. No fractional shares shall be issued upon conversion of shares of Series D Preferred Stock into Common Stock. In case the number of shares of Series D Preferred Stock represented by the certificate or certificates surrendered pursuant to this
Section 5 exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series D Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 5(d), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series D Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors.

                  (e) Adjustment of Conversion Price Upon Issuance of Common Stock. Except as provided in Section 5(f), if and whenever the Corporation shall hereafter issue or sell, or is, in accordance with subsection 5(e)(1) through 5(e)(6), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing
(i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (determined on a Fully Diluted basis) multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (deter-mined on a Fully Diluted basis).

                  For purposes of this Section 5(e), the following subsections 5(e)(1) to 5(e)(6) shall also be applicable:

                  5(e)(1) Issuance of Rights or Options. In case at any time hereafter the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any Options to purchase Common Stock or any Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by

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

the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subsection 5(e)(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  5(e)(2) Issuance of Convertible Securities. In case the Corporation shall hereafter in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 5(e)(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 5(e), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  5(e)(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 5(e)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5(e)(1) or 5(e)(2) or the rate at which Convertible Securities referred to in subsection 5(e)(1) or 5(e)(2) are convertible into or exchangeable for Common Stock shall change at any time
(including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which

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

would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                  5(e)(4) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                  5(e)(5) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  5(e)(6) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 5(e).

                  (f) Exceptions to Conversion Price Adjustment. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made pursuant to this Section 5 in connection with the grant, issuance or sale of Common Stock, Convertible Securities, warrants, options or other fights to subscribe for or purchase Common Stock or Convertible Securities: (i) pursuant to employee stock purchase or stock option ownership plans adopted by the Corporation for employees, consultants and/or directors of the Corporation and its affiliates;
(ii) pursuant to the terms of any Convertible Securities, warrants, options or other rights to subscribe for or purchase granted, issued or sold pursuant to clause (ii) above; (iii) pursuant to the High Yield Debt and Equity Offering (as

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

defined in a Subordinated Loan and Security Agreement, dated as of September 22, 1997, among KMC Telecom Inc. ("KMC") and KMC Telecom II, Inc. and AT&T Commercial Finance Corporation, as in effect on the Series C Preferred Stock Issue Date) or a subsequent debt offering occurring prior to December 31, 1998;
(iv) pursuant to the terms of any Convertible Securities, warrants, options or other rights to subscribe for or purchase granted, issued or sold pursuant to clauses (iii) above; or (v) pursuant to Section 10C of the Amended and Restated Note Purchase and Investment Agreement, dated as of October 22, 1996, as amended, by and among the Corporation, Nassau Capital Partners L.P., NAS Partners I L.L.C. and Harold N. Kamine; provided that the aggregate number of shares of Common Stock issued or issuable pursuant to clauses (i) and (ii) above shall not exceed 15% of the Common Stock (on a Fully Diluted basis) outstanding from time to time and the aggregate number of shares of Common Stock issued or issuable pursuant to clause (iii) and (iv) above shall not exceed 11% of the Common Stock (on a Fully Diluted basis) outstanding from time to time; and further provided that for the purposes of this Section 5(f): (a) 221,500 shares of Common Stock initially allocated under the 1997 Stock Option Plan will be deemed outstanding regardless of the number of shares actually granted and exercisable thereunder and (b) shares of Common Stock issued or issuable upon exercise of options not among the 221,500 shares initially allocated pursuant to the 1997 Stock Option Plan and which, when issued, were subject to clause (i) or
(ii) above, will not be deemed outstanding, regardless of whether or not they have been granted or are exercisable.

                  (g) Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (h) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification (but subject to Section 7), lawful and adequate provisions shall be made whereby each holder of a share or shares of Series D Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series D Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                  (i) Carryover.  Notwithstanding  any other  provisions of this
Section 5, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

                  (j) Other Events. If the Corporation shall make any dividend (excluding cash dividends payable out of accumulated earnings and profits) or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 5, the Board of Directors may consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether such an adjustment to the Conversion Price should be made, and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 5, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

                  (k) Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, or facsimile addressed to each holder of shares of Series D Preferred Stock affected by such adjustment at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                  6.       Voting Rights.

                  (a) The holders of Series D Preferred Stock, except as otherwise required under Delaware law or as set forth below in this Section 6, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

                  (b) Subject to Section 7, without the prior consent of the holders of two-thirds of the shares of the Series D Preferred Stock then outstanding, voting as a separate class, the Corporation shall not:

                  (i) increase the number of shares of Series D Preferred Stock authorized for issuance;

                  (ii) merge or consolidate with or into any other company, person or entity, unless holders of each share of Series D Preferred Stock receive consideration in an amount equal to at least the greater of (A) the product of (x) the number of shares of Common Stock into which such share of Series D Preferred Stock is then convertible and (y) the consideration to be received by holders of each share of Common Stock pursuant to such merger or consolidation and (B) the Liquidation Preference of such share of Series D Preferred Stock plus all accumulated but unpaid dividends thereon (whether or not declared);

                  (iii) amend, modify or repeal the powers, preferences or rights of or the restrictions provided for the benefit of holders of the Series D Preferred Stock or the Common Stock if such action would affect the Series D Preferred Stock or the Common Stock adversely;

                  (c) Without the consent of each holder of Series D Preferred Stock affected thereby, the Corporation shall not reduce the Liquidation Preference of the Series D Preferred Stock or the rate at which dividends accumulate thereon, or modify the dividend cumulation provisions of the Series D Preferred Stock or the times and prices at which the Series D Preferred Stock may be redeemed in a manner that would be adverse to the holders of Series D Preferred Stock.

                  7. Optional Redemption. (a) The outstanding shares of Series D Preferred Stock shall be subject to redemption, as hereinafter provided, at the option of the Corporation, in whole but not in part, in connection with an Acquisition Event. For purposes hereof, "Acquisition Event" shall mean any merger or consolidation of the Corporation with any other company, person or entity (whether or not the Corporation is the entity surviving in such transaction) as a result of which the holders of shares of Common Stock (determined on a fully diluted basis) will hold less than a majority of the outstanding shares of common stock or other equity interests of the company, person or entity resulting from such transaction (or any parent of such entity).

                  (b) For each share of Series D Preferred Stock redeemed pursuant to this Section 7, the Corporation shall be obligated on the date fixed for such redemption (the "Redemption Date"), which date shall not be earlier than the date of consummation of the applicable Acquisition Event, to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount (the "Redemption Price") equal to the greater of (A) the product of (x) the number of shares of Common Stock into which such share of Series D Preferred Stock is then convertible and (y) the consideration to be received by holders of each share of Common Stock pursuant to such Acquisition Event and (B) the Liquidation Preference of such share of Series D Preferred Stock plus all accumulated but unpaid dividends thereon (whether or not declared).

                  (c) Notice of any redemption of the Series D Preferred Stock pursuant to this Section 7 (specifying the time and place of redemption, the Redemption Price, the Conversion Price and the date on and after which shares of

Series D Preferred Stock may no longer be converted) shall be mailed by certified or registered mail, return receipt requested, to each holder of Series D Preferred Stock, at the address of such holder shown on the Corporation's records, not less than 30 nor more than 45 days prior to the Redemption Date.

                  (d) If the Corporation holds and sets aside money sufficient to pay the Redemption Price of the Series D Preferred Stock on the Redemption Date, then on and after the Redemption Date: (i) the shares of Series D Preferred Stock shall no longer be convertible into shares of Common Stock; (ii) the shares of Series D Preferred Stock will cease to be outstanding and dividends on the Series D Preferred Stock will cease to be declared and paid, whether or not certificates representing the Series D Preferred Stock have been delivered to the Corporation; and (iii) all other rights of the holder in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Series D Preferred Stock).

                  8. Reissuance of Series D Preferred Stock. Shares of Series D Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock (other than Series D Preferred Stock).

                  9. Business Day. If any payment or conversion shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or conversion shall be made on the immediately succeeding Business Day.

                  10. Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "1997 Stock Option Plan" shall mean the 1997 Stock Purchase and Option Plan for Key Employees of KMC Telecom Holdings, Inc. and Affiliates, as the same may be amended from time to time.

                  "Board of Directors" shall have the meaning ascribed to it in the first paragraph of this Resolution.

                  "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York or New Jersey are authorized or required by law or executive order to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

                  "Common  Stock"  shall  have  the  meaning  ascribed  to it in
Section 2 hereof.

                  "Convertible   Securities"   shall  mean  any   evidences   of
indebtedness, shares or securities convertible into or exchangeable for Common Stock.

                  "Corporation" shall have the meaning ascribed to it in the first paragraph of this Resolution.

                  "Dividend Payment Date" means March 31, June 30, September 30 and December 31 of each year.

                  "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

                  "Fair Market Value" per share of Common Stock as of a particular date (the "Determination Date") shall mean: (i) if the Common Stock is listed or admitted for trading on a national securities exchange, then the Fair Market Value shall be the average of the last 30 "daily sales prices" of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted for trading on the last 30 Business Days prior to the Determination Date, or if not listed or traded on any such exchange, then the Fair Market Value shall be the average of the last 30 "daily sales prices" of the Common Stock on the Nasdaq National Market on the last 30 Business Days prior to the Determination Date (the "daily sales price" shall be the closing price for bona fide transactions of the Common Stock at the end of each day); or (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges or if no such sale is made on at least 25 of such days, then the Fair Market Value shall be as reasonably determined by an investment banking firm of recognized national standing selected in good faith by the Company's Board of Directors or a duly appointed committee of the Board of Directors (which determination shall be reasonably described in the written notice delivered to the holders of the Series D Preferred Stock).

                  "Fully Diluted" shall mean at any date as of which the number of shares of Common Stock is to be determined, all shares of Common Stock outstanding at such date and the maximum number of shares of Common Stock issuable in respect of Convertible Securities and warrants, options and other rights to purchase (directly or indirectly) shares of Common Stock or Convertible Securities (giving effect to the then current respective conversion prices) outstanding on such date (to the extent the rights to convert, exchange or exercise thereunder are presently exercisable).

                  "High Yield Debt and Equity Offering" shall have the meaning ascribed to it in Section 5 hereof.

                  "Initial Dividend Period" means the dividend period commencing on, and including, the Series D Preferred Stock Issue Date and ending on, and excluding, the first Dividend Payment Date to occur thereafter.

                  "Junior  Stock"  shall  have  the  meaning  ascribed  to it in
Section 2 hereof.

                  "Liquidation Preference" shall have the meaning ascribed to it in Section 1 hereof

                  "Option" shall mean rights, options, or warrants to subscribe for purchase or otherwise acquire Convertible Securities or Common Stock.

                  "Parity Preferred Stock" means, collectively, the Series A Preferred Stock, the Corporation's Series B Cumulative Convertible Preferred Stock, par value $.01 per share, the Series C Preferred Stock, the Series D Preferred Stock and any other series of preferred stock which is determined to be "Parity Preferred Stock" by the Board of Directors.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                  "Qualified Public Offering" shall mean the offer for sale of Common Stock pursuant to an effective registration statement filed by the Corporation under the Securities Act of 1933, as amended, in any single transaction or series of related transactions, in which the Corporation receives aggregate gross proceeds (before deduction of underwriting discounts and expenses of sale) of at least $40,000,000 in the aggregate; provided that the per share price at which such shares are sold in the offering (before deduction of underwriting discounts and expenses of sale) is at least four times the conversion price of the Series A Preferred Stock which would then be in effect if determined pursuant to the terms of the Series A Preferred Stock in effect on the initial issuance date of the Series D Preferred Stock (whether or not any shares of Series A Preferred Stock are then outstanding).

                  "Quarterly" shall mean the quarterly periods commencing on, and including, each Dividend Payment Date and ending on, and excluding, each next Dividend Payment Date occurring immediately thereafter, respectively.

                  "Realization Event" shall mean the occurrence of (i) the sale of all or substantially all of the Common Stock or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations, in any single transaction or series of related transactions, or
(ii) the closing of one or more public offerings of Common Stock in which the Corporation receives aggregate gross proceeds (before deduction of underwriting discounts and expenses of sale) of at least $40,000,000.

                  "Senior Preferred Stock" means, collectively, the Series E Preferred Stock, and the Series F Preferred Stock and any other series of preferred stock which is determined to be "Senior Preferred Stock" by the Directors, provided that, no Capital Stock shall be designated as such without the consent of the majority of the Holders of Series D Preferred Stock.

                  "Series A Preferred Stock" means the Corporation's Series A Cumulative Convertible Preferred Stock, par value, $.0l per share.

                  "Series C Preferred Stock" means the Corporation's Series C Cumulative Convertible Preferred Stock, par value, $.0l per share.

                  "Series D Preferred Stock" shall have the meaning ascribed to it in Section 1 hereof.

                  "Series D Preferred Stock Issue Date" means the first date on which the Series D Preferred Stock is issued by the Corporation.


                  "Series  E  Preferred   Stock"   means  the  Series  E  Senior
Redeemable, Exchangeable, PIK Preferred Stock.

                   "Series  F  Preferred   Stock"  means  the  Series  F  Senior
Redeemable, Exchangeable, PIK Preferred Stock.

                  "Shareholders Agreement" means the Amended and Restated Stockholders Agreement among KMC Telecom Holdings, Inc., Nassau Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine, KMC Telecommunications L.P., AT&T Credit Corporation, General Electric Capital Corporation, Corestates Bank, N.A. and Corestates Holdings, Inc., dated as of October 31, 1997, as amended by Amendment No.1, dated as of January 7, 1998, to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997, Amendment No. 2, dated as of January 26, 1998, to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997, Amendment No. 3, dated as of February 25, 1998, to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997, Amendment No. 4, dated as of February 4, 1999, to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997, Amendment No. 5, dated as of April 30, 1999, to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997.



                  IN WITNESS WHEREOF, KMC TELECOM HOLDINGS, INC., has caused this certificate to be duly executed by its Chief Financial Officer this 30th day of April, 1999.

                                     KMC TELECOM HOLDINGS, INC.


                                     By:    /s/  James D. Grenfell
                                        --------------------------------
                                         Name:   James D. Grenfell
                                         Title:  Chief Financial Officer





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